UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2008

DOWNEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13578	33-0633413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 Jamboree Road Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 854-0300

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                                On January 23, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Downey Financial Corp. (the “Company”) approved 2008 annual base salaries and 2008 target bonus levels (expressed as a percentage of base salary and expected to be paid, if at all, in early 2009) for the Company’s principal executive officer, principal financial officer and other named executive officers (as such term is used in the Company’s 2007 proxy statement) under the Company’s Annual Incentive Plan for 2008. Exhibit 10.1 to this report sets forth the 2008 annual base salaries and 2008 target bonus levels under the Company’s Annual Incentive Plan for the Company’s principal executive officer, principal financial officer and other named executive officers.  The information set forth in Exhibit 10.1 is incorporated herein by reference.

                                On January 23, 2008, the Compensation Committee reviewed and the Board of Directors approved an Annual Incentive Plan for 2008.  Bonus incentives under the Annual Incentive Plan are contingent upon and calculated based on the Company’s attainment of its net income target for 2008 set by the Board of Directors and the individual performance of participants, except as otherwise set out in the Annual Incentive Plan.  Bonus incentives targeted under the Annual Incentive Plan for the executive officers named on Exhibit 10.1 and other eligible participants of the Company and Downey Savings and Loan Association, F.A., a subsidiary of the Company, were targeted at between 50% and 120% of their base salary.  If the actual corporate performance is below 100% of the approved corporate performance goal, no bonus amounts are to be paid to participants pursuant to the Annual Incentive Plan unless otherwise approved in accordance Annual Incentive Plan.

Item 9.01 Financial Statements and Exhibits

Exhibits

                (d) 10.1   Base Salary and Target Bonus Levels for Named Executive Officers (and President) under Annual Incentive Plan for 2008

                10.2         Annual Incentive Plan for 2008

                                                                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP

Date: February 8, 2008	By:	/s/ Jon A. MacDonald
Jon A. MacDonald
Corporate Secretary